EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Shire Pharmaceuticals Group plc Registration Statements on Form S-8 (Nos. 333-09168, 333-93543, 333-60952, 333-91552, 333-111579 and 333-111108), Form S-4 (333-55696) and Form S-3 (Nos.
333-72862-01, 333-38662 and 333-39702) of our report dated March 10, 2004, appearing in this Annual Report on Form 10-K of Shire Pharmaceutical Group plc for the year ended December 31, 2003.


/s/  Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Chartered Accountants
Reading

March 10, 2004